Filed Pursuant to Rule 433
Registration No. 333-158385
June 28, 2011
FREE WRITING PROSPECTUS
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Product Supplement dated April 9, 2009, and
Underlying Supplement no. 3 dated October 22, 2010)

HSBC USA Inc.
Global Performance Securities

}	Global Performance Securities linked to an equally weighted basket consisting of the Hang Seng® Index, the S&P 500® Index and the EURO STOXX 50® Index

}	6-year maturity

}	Exposure to the positive return in the reference asset, subject to a maximum return

}	Minimum payment of $950 per $1,000 Principal Amount of securities at maturity, subject to the credit risk of HSBC USA Inc.

The Global Performance Securities (each a “security” and collectively the “securities") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The securities will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission ( the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, product supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.  We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities.  HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker dealers or will offer the securities directly to investors.  In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which to this free writing prospectus relates in market-making transactions in any securities after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-14 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement, and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions1	Proceeds to Issuer
Per security	$1,000
Total

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 3.25% per $1,000 Principal Amount of securities in connection with the distribution of the securities, which may consist of selling concessions of up to 3.25%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-14 of this free writing prospectus.

HSBC USA Inc.

Global Performance Securities
Linked to an equally weighted basket

This FWP relates to a single offering of Global Performance Securities by HSBC USA Inc. linked to the performance of the Reference Asset as indicated below.

Reference Asset	Reference Asset Components	Ticker	Component Weighting	Reference Return Cap
The Basket	Hang Seng® Index (“HSI”) S&P 500® Index (“SPX”) EURO STOXX 50® Index (“SX5E”)	HSI SPX SX5E	1/3 1/3 1/3	80.00% to 90.00% (to be determined on the Pricing Date)

Indicative Terms*

Principal Amount	$1,000 per security
Term	6 years
Payment at Maturity per security
If the Reference Return is greater than zero, you will receive the lesser of:
a) $1,000 + ($1,000 × Reference Return); and
b) $1,000 + ($1,000 × Reference Return Cap).
If the Reference Return is less than or equal to zero, you will receive the greater of:
a) $1,000 + ($1,000 × Reference Return); and
b) $950.

Reference Return	Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	See page FWP-4
Final Basket Level	See page FWP-4
Pricing Date	July 22, 2011
Trade Date	July 22, 2011
Settlement Date	July 29, 2011
Final Valuation Date†	July 24, 2017
Maturity Date†	July 31, 2017
CUSIP	4042K1KE2

* As more fully described on page FWP-4.
†Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

The Securities

The Global Performance Securities are designed for investors who believe the Reference Asset will appreciate over the term of the securities (subject to the Reference Return Cap). If the level of the Reference Asset declines, the securities provide limited downside exposure to such decline because of the minimum payment of $950 per $1,000 Principal Amount at maturity, subject to the credit risk of HSBC.

The offering period for the securities is through July 22, 2011

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities assuming a hypothetical Reference Return Cap of 80.00% and reflecting the minimum payment of $950 per $1,000 Principal Amount of securities (subject to the credit risk of HSBC).  The actual Reference Return Cap will be determined on the Pricing Date and will not be less than 80.00% or greater than 90.00%.

Information about the Reference Asset

The following graph illustrates the hypothetical daily historical performance of the Basket from June 26, 2006 through June 23, 2011 based on information from Bloomberg Professional® service, if the level of the Basket was made to equal 100 on June 26, 2006.  The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Reference Asset Components and (ii) the assumption that no adjustment to the Official Closing Level occurred from June 26, 2006 through June 23, 2011 for any Reference Asset Component.  Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Reference Asset Components should be taken as indications of future performance.

We cannot give you assurance that the performance of the Basket will result in a payment at maturity greater than $950 per $1,000 Principal Amount of securities.

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HSBC USA Inc. Global Performance Securities
Linked to an equally weighted basket consisting of the Hang Seng® Index, the S&P 500® Index and the EURO STOXX 50® Index

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Global Performance Securities. The offering of securities will have the terms described in this free writing prospectus and the accompanying underlying supplement no. 3, product supplement, prospectus supplement, prospectus and underlying supplement.  If the terms of the securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 3, product supplement, prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control.  You should be willing to forgo interest and dividend payments during the term of the securities.

This free writing prospectus relates to an offering of securities linked to the performance of an equally weighted basket (the “Reference Asset”).  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per security
Reference Asset:	The underlying basket consisting of three indices (each, a “Reference Asset Component” and together, the “Reference Asset Components”), as indicated below:

Reference Asset	Reference Asset Components	Ticker	Component Weightings	Reference Return Cap
The Basket	Hang Seng® Index (“HSI”) S&P 500® Index (“SPX”) EURO STOXX 50® Index (“SX5E”)	HSI SPX SX5E	1/3 1/3 1/3	80.00% to 90.00% (to be determined on the Pricing Date)

Trade Date:	July 22, 2011
Pricing Date:	July 22, 2011
Original Issue Date:	July 29, 2011
Final Valuation Date:	July 24, 2017. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:
5 business days after the Final Valuation Date, which is expected to be July 31, 2017. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

Reference Return Cap:	80.00% to 90.00% (to be determined on the Pricing Date)
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:
If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:
(a) $1,000 + ($1,000 × Reference Return); and
(b) $1,000 + ($1,000 × Reference Return Cap).
If the Reference Return is less than or equal to zero,  you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the greater of:
(a) $1,000 + ($1,000 × Reference Return); and
(b) $950.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level:	Set equal to 100 on the Pricing Date.
Final Basket Level:	The Closing Level on the Final Valuation Date.

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Closing Level:
On any scheduled trading day, the Closing Level will be calculated as follows:
100 × [1 + (sum of the Reference Asset Component Return multiplied by the respective Component Weighting for each Reference Asset Component)]

Reference Asset Component Return:
Each of the Reference Asset Component Returns set forth in the formula above refers to the return for the Reference Asset Component, which reflects the performance of the Reference Asset Component, expressed as the percentage change from the Initial Component Level of that Reference Asset Component to the Final Component Level of that Reference Asset Component.

Initial Component Level:	With respect to each Reference Asset Component, the Official Closing Level (as defined below) of the respective Reference Asset Component as determined by the calculation agent on the Pricing Date.
Final Component Level:	With respect to each Reference Asset Component, the Official Closing Level of the respective Reference Asset Component on the Final Valuation Date.
Official Closing Level:
With respect to each Reference Asset Component, the Official Closing Level on any scheduled trading day will be determined by the calculation agent based upon the closing level of such index displayed on the relevant Bloomberg Professional® service page (with respect to the HSI, “HSI <INDEX>”, with respect to the SPX, “SPX <INDEX>” and with respect to the SX5E, “ SX5E <INDEX>”), or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

Form of securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
CUSIP / ISIN:	4042K1KE2 /

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset identified on the cover page.  The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of securities relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 3 dated October 22, 2010.  All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Global Performance Securities. If the terms of the securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 3, product supplement, prospectus supplement, prospectus, or underlying supplement, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page PS-4 of the product supplement, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities.  You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a)                $1,000 + ($1,000 × Reference Return); and

(b)                $1,000 + ($1,000 × Reference Return Cap).

If the Reference Return is less than or equal to zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the greater of:

(a)                $1,000 + ($1,000 × Reference Return); and

(b)                $950.

Any payments on the securities are subject to the credit risk of HSBC.

Interest

The securities will not pay periodic interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

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Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

With respect to the HSI, Hang Seng Indexes Company Limited, a wholly owned subsidiary of Hang Seng Bank, is the reference sponsor. With respect to the SPX, Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor.  With respect to the SX5E, STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG, is the reference sponsor.

INVESTOR SUITABILITY

The securities may be suitable for you if:	The securities may not be suitable for you if:
} You seek an investment with a return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will increase over the term of the securities, but not by more than the Reference Return Cap.
} You are willing to invest in the securities based on the Reference Return Cap indicated herein, which may limit your return at maturity.
} You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset Components, or the Reference Asset Components themselves.
} You do not seek current income from your investment.
} You do not seek an investment for which there is an active secondary market.
} You are willing to hold the securities to maturity.
} You are comfortable with the creditworthiness of HSBC, as issuer of the securities.

} You believe the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return.
} You are unwilling to invest in the securities based on the Reference Return Cap indicated herein, which may limit your return at maturity.
} You seek an investment that provides a full return of principal.
} You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
} You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset Components, or the Reference Asset Components themselves.
} You seek current income from your investment.
} You seek an investment for which there will be an active secondary market.
} You are unable or unwilling to hold the securities to maturity.
} You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US3-1 of underlying supplement no. 3.  Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset Components or the Reference Components themselves.  You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

}	“— Additional Risks Relating to Certain Notes with More than One Instrument Comprising the Reference Asset” in the prospectus supplement;

}
“— Securities Prices Generally are Subject to Political, Economic, Financial, and Social Factors that Apply to the Markets in which they Trade and, to a Lesser Extent, Foreign Markets” in underlying supplement no. 3;

}	“— The Notes will Not be Adjusted for Changes in Exchange Rates” in underlying supplement no. 3; and

}	“— There are Risks Associated with Emerging Markets” in underlying supplement no. 3.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

If the Reference Return is less than zero, your Payment at Maturity will be less than the Principal Amount of your securities.  Accordingly, your investment is exposed on a 1-to-1 basis to declines in the level of the Reference Asset, subject to a minimum payment of $950 per $1,000 Principal Amount of securities at maturity (subject to the credit risk of HSBC).  You may lose up to 5% of your investment at maturity if the Reference Return is negative.

The appreciation on the securities is limited by the Reference Return Cap.

You will not participate in any appreciation in the level of the Reference Asset beyond the Reference Return Cap. The Reference Return Cap (to be determined on the Pricing Date) will not be less than 80.00% or greater than 90.00%.  You will not receive a return on the securities greater than the Reference Return Cap.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive periodic interest payments.

No interest or dividend payments or voting rights.

As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the stocks comprising the Reference Asset Components or the Reference Asset Components themselves would have.

Changes that affect the Reference Asset Components will affect the market value of the securities and the amount you will receive at maturity.

The policies of the applicable reference sponsor concerning additions, deletions and substitutions of the constituents comprising the relevant Reference Asset Component and the manner in which such reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset Component may affect the level of such Reference Asset Component.  The policies of the applicable reference sponsor with respect to the calculation of the relevant Reference Asset Component could also affect the level of

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such Reference Asset Component.  The applicable reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

Changes in the levels of the Reference Asset Components may offset each other.

Movements in the levels of the Reference Asset Components may not correlate with each other. At a time when the level of one of the Reference Asset Components increases, the levels of the other Reference Asset Components may not increase as much or may even decline. Therefore, in calculating the Final Basket Level and therefore the Reference Return and Final Settlement Value, increases in the level of one or more of the Reference Asset Components may be moderated, or more than offset, by lesser increases or declines in the levels of the other Reference Asset Components. As a result, the Final Settlement Value may be adversely affected even if the level of some of the Reference Asset Components increase during the term of the securities.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Basket Level.  We cannot predict the actual Final Basket Level.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities.  With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in securities for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000.  The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals.  The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Initial Basket Level:	100

}	Hypothetical Reference Return Cap: 80.00% (The actual Reference Return Cap will be determined on the Pricing Date and will not be less than 80.00% or greater than 90.00%)

Hypothetical Final Basket Level	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
200.00	100.00%	$1,800.00	80.00%
190.00	90.00%	$1,800.00	80.00%
180.00	80.00%	$1,800.00	80.00%
180.00	75.00%	$1,750.00	75.00%
160.00	60.00%	$1,600.00	60.00%
140.00	40.00%	$1,400.00	40.00%
130.00	30.00%	$1,300.00	30.00%
120.00	20.00%	$1,200.00	20.00%
115.00	15.00%	$1,150.00	15.00%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
100.00	0.00%	$1,000.00	0.00%
99.00	-1.00%	$990.00	-1.00%
98.00	-2.00%	$980.00	-2.00%
95.00	-5.00%	$950.00	-5.00%
90.00	-10.00%	$950.00	-5.00%
90.00	-15.00%	$950.00	-5.00%
80.00	-20.00%	$950.00	-5.00%
70.00	-30.00%	$950.00	-5.00%
60.00	-40.00%	$950.00	-5.00%
40.00	-60.00%	$950.00	-5.00%
20.00	-80.00%	$950.00	-5.00%
0.00	-100.00%	$950.00	-5.00%

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Basket Level of 100 to a Final Basket Level of 105.

Reference Return:	5.00%
Final Settlement Value:	$1,050.00

Because the Reference Return is positive, and such Reference Return is less than the hypothetical Reference Return Cap, the Final Settlement Value would be $1,050.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × 5.00%)

= $1,050.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return when such Reference Return is positive and is equal to or less than the Reference Return Cap.

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Example 2: The level of the Reference Asset increases from the Initial Basket Level of 100 to a Final Basket Level of 190.

Reference Return:	90.00%
Final Settlement Value:	$1,800.00

Because the Reference Return is positive, and such Reference Return is greater than the hypothetical Reference Return Cap, the Final Settlement Value would be $1,800.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return Cap)

= $1,000 + ($1,000 × 80.00%)

= $1,800.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Reference Return Cap when the Reference Return is positive and such Reference Return exceeds the Reference Return Cap.

Example 3: The level of the Reference Asset decreases from the Initial Basket Level of 100 to a Final Basket Level of 98.

Reference Return:	-2.00%
Final Settlement Value:	$980.00

Here, the Reference Return is -2.00%.  Because the Reference Return is less than zero, the Final Settlement Value would be $980.00 per $1,000 Principal Amount of securities calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + $1,000 × -2.00%)

= $980

Example 3 shows that you are exposed on a 1-to-1 basis to declines in the level of the Reference Asset, subject to the minimum payment of $950 per $1,000 Principal Amount of securities at maturity.

Example 4: The level of the Reference Asset decreases from the Initial Basket Level of 100 to a Final Basket Level of 80.

Reference Return:	-20.00%
Final Settlement Value:	$950.00

Because the Reference Return is less than zero, the Final Settlement Value would be $950.00 per $1,000 Principal Amount of securities, the minimum payment on the securities.

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INFORMATION RELATING TO THE REFERENCE ASSET
Description of the HSI

The HSI is a free float-adjusted market capitalization weighted stock market index in the Stock Exchange of Hong Kong Limited (the “SEHK”) and purports to be an indicator of the performance of the Hong Kong stock market. Only companies with a primary listing on the main board of the SEHK are eligible as constituents of the HSI.

For more information about the HSI, see “The Hang Seng® Index” on page US3-15 of the accompanying underlying supplement no. 3.

Historical Performance of the HSI

The following graph sets forth the historical performance of the HSI based on the daily historical closing levels from June 26, 2006 through June 23, 2011.  The closing level for the HSI on June 23, 2011 was 21,759.14. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the HSI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the HSI on the Final Valuation Date.

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure the performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of 6/23/2011 were: Information Technology, Financials, Energy, Health Care and Industrials.

For more information about the SPX, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from June 26, 2006 through June 23, 2011.  The closing level for the SPX on June 23, 2011 was 1,283.50. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX on the Final Valuation Date.

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Description of the SX5E

The SX5E is composed of 50 stocks from Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) portion of the STOXX Europe 600 Supersector indices.  The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 19 Supersectors:  automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure and utilities.

For more information about the SX5E, see “The EURO STOXX 50® Index” on page US3-24 of the accompanying underlying supplement no. 3.

Historical Performance of the SX5E

The following graph sets forth the historical performance of the SX5E based on the daily historical closing levels from June 26, 2006 through June 23, 2011.  The closing level for the SX5E on June 23, 2011 was 2,730.86. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SX5E should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SX5E on the Final Valuation Date.

The Basket

The following graph illustrates the hypothetical daily historical performance of the Basket from June 26, 2006 through June 23, 2011 based on information from Bloomberg Professional® service, if the level of the Basket was made to equal 100 on June 26, 2006.  The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Reference Asset Components and (ii) the assumption that no adjustment to the Official Closing Level occurred from June 26, 2006 through June 23, 2011 for any Reference Asset Component.  Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Reference Asset Components should be taken as indications of future performance.

We cannot give you assurance that the performance of the Basket will result in a payment at maturity greater than $950 per $1,000 Principal Amount of securities.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker  dealers or will offer the securities directly to investors.  HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 3.25%, or $32.50, per $1,000 Principal Amount of securities.  HSBC Securities (USA) Inc. may allow selling concessions on sales of such securities by other brokers or dealers of up to 3.25%, or $32.50, per $1,000 Principal Amount of securities.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

We expect that delivery of the securities will be made against payment for the securities on or about the Settlement Date set forth on page FWP-2 of this document, which is expected to be the fifth business day following the Trade Date of the securities.  Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise.  Accordingly, purchasers who wish to trade securities on the Trade Date and the following business day thereafter will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the securities.  This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities.  We intend to treat the securities as contingent payment debt instruments for U.S. federal income tax purposes.  Pursuant to the terms of the securities, you agree to treat the securities as contingent payment debt instruments for all U.S. federal income tax purposes and, in the opinion of Sidley Austin llp, special U.S. tax counsel to us, it is reasonable to treat the securities as contingent payment debt instruments.  Assuming the securities are treated as contingent payment debt instruments, a U.S. holder will be required to include original issue discount (“OID”) in gross income each year, even though no payments will be made on the securities until maturity.

Based on the factors described in the section, “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments”, in order to illustrate the application of the noncontingent bond method to the securities, we have estimated that the comparable yield of the securities, solely for U.S. federal income tax purposes, will be 2.96% per annum (compounded annually).  Further, based upon the method described in the section, “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” and based upon the estimate of the comparable yield, we have estimated that the projected payment schedule for securities that have a Principal Amount of $1,000 and an issue price of $1,000 consists of a single payment of $1,191.61 at maturity.

Based upon the estimate of the comparable yield, a U.S. holder that pays taxes on a calendar year basis, buys a security for $1,000, and holds the security until maturity will be required to pay taxes on the following amounts of ordinary income in respect of the securities in each year:

Year	OID
2011	$12.56
2012	$29.96
2013	$30.84
2014	$31.76
2015	$32.70

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2016	$33.66
2017	$20.13

However, the ordinary income reported in the taxable year the securities mature will be adjusted to reflect the actual payment received at maturity.  U.S. holders may obtain the actual comparable yield and projected payment schedule as determined by us by submitting a written request to:  Structured Equity Derivatives – Structuring HSBC Bank USA, National Association, 452 Fifth Avenue, 3rd Floor, New York, NY 10018.  A U.S. holder is generally bound by the comparable yield and the projected payment schedule established by us for the securities.  However, if a U.S. holder believes that the projected payment schedule is unreasonable, a U.S. holder must determine its own projected payment schedule and explicitly disclose the use of such schedule and the reason the holder believes the projected payment schedule is unreasonable on its timely filed U.S. federal income tax return for the taxable year in which it acquires the securities.

The comparable yield and projected payment schedule are not provided for any purpose other than the determination of a U.S. holder’s interest accruals for U.S. federal income tax purposes and do not constitute a projection or representation by us regarding the actual yield on a security.  We do not make any representation as to what such actual yield will be.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the securities might differ from the treatment described above.  You should carefully consider the discussion of all potential tax consequences as set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

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TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Global Performance Securities
Linked to an equally weighted basket
consisting of the Hang Seng® Index,
the S&P 500® Index and the EURO
STOXX 50® Index

June 28, 2011

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
Information Relating to the Reference Asset	FWP-12
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-14
Certain U.S. Federal Income Tax Considerations	FWP-14
Underlying Supplement no. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Dow Jones Industrial AverageSM	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59